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                                                                     Exhibit (j)
                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 8, 2003, relating to the financial statements and financial highlights which appears in the August 31, 2003 Annual Report to Shareholders of The Valiant Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Auditors" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
December 18, 2003